Exhibit 99.1

ROUNDERS LTD. AND THE GAME INTERNATIONAL TCI, LTD.

COMBINED FINANCIAL STATEMENT

Inception, April 4, 2006 to December 31, 2006

MOORE & ASSOCIATES, CHARTERED
 ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Rounders Ltd.

We have audited the accompanying combined balance sheet of Rounders Ltd. and The Game International TCI, Ltd. as of December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows from inception April 4, 2006, through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rounders Ltd. and The Game International TCI, Ltd. as of December 31, 2006 and the results of their operations and their cash flows from inception April 4, 2006, through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Note 8 to the financial statements, the Companies’ lack of sufficient revenues and working capital deficit as of December 31, 2006 raises substantial doubt about their ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
April 11, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7511 Fax (702) 253-7501

ROUNDERS LTD. AND THE GAME INTERNATIONAL TCI, LTD.
Combined Balance Sheet
December 31, 2006

Assets
Current assets
Cash and cash equivalents	$-
Deposits with agents	304,466
Prepaid rent	27,237
Total current assets	331,703
Property and equipment, net	742,007
Deposit	13,000
Total assets	$1,086,710

Liabilities and Stockholders' Equity
Current liabilities
8% convertible debentures	$500,000
8% convertible note payable	200,000
Advances from shareholders	167,257
Accounts payable	76,342
Accrued expenses	137,683
Total liabilities	1,081,282

Commitments and contingencies

Stockholders' equity
Common stock: $1.00 par value; authorized 50,000 shares;
50,000 shares issued and outstanding	50,000
Additional paid-in capital	2,453,000
Stock subscription receivable	(38,000)
Accumulated deficit	(2,459,572)
Total stockholders' equity	5,428
Total liabilities and stockholders' equity	$1,086,710

See accompanying notes to financial statements.

ROUNDERS LTD. AND THE GAME INTERNATIONAL TCI, LTD.
Combined Statement of Operations
Inception, April 4, 2006 through December 31, 2006

Revenues
Gaming revenues	$374,286
Service revenues	6,096
380,382
Costs and expenses
Advertising and promotion	1,604,478
Licensing fees	140,000
Depreciation expense	13,409
Interest expense	570
Other selling, general and administrative expenses	1,081,497
2,839,954
Net loss from operations	(2,459,572)

Net loss per share, basic and diluted	$(76.56)

Weighted average shares outstanding, basic and diluted	32,128

See accompanying notes to financial statements.

ROUNDERS LTD. AND THE GAME INTERNATIONAL TCI, LTD.
Combined Statement of Stockholders' Equity
December 31, 2006

				Stock
	Common stock		Additional	Subscription	Accumulated
	Shares	Amount	Paid in Capital	Receivable	Deficit	Total

Balance, April 4, 2006	-	$-	$-	$-	$-	$-
Sale of common stock	50,000	50,000	2,453,000	(38,000)		2,465,000
Net loss	-	-	-	-	(2,459,572)	(2,459,572)
Balance, December 31, 2006	50,000	$50,000	$2,453,000	$(38,000)	$(2,459,572)	$5,428

See accompanying notes to financial statements.

ROUNDERS LTD. AND THE GAME INTERNATIONAL TCI, LTD.
Combined Statement of Cash Flows
Inception, April 4, 2006 through December 31, 2006

Cash flows from operating activities
Net loss	$(2,459,572)
Adjustment to reconcile net loss to net cash used
in operating activities:
Depreciation and amortization	13,409
Increase/decrease from changes in:
Deposits with agents	(304,466)
Prepaid rent	(27,237)
Rent deposit	(13,000)
Accounts payable	76,342
Accrued expenses	137,683
Net cash used in operations	(2,576,841)

Cash flows from investing activities
Acquisition of property and equipment	(755,416)
Net cash used in investing activities	(755,416)

Cash flows from financing activities
Proceeds from 8% convertible debentures	500,000
Proceeds from 8% convertible promissory note	200,000
Loan from shareholders	167,257
Sale of common stock	2,465,000
Net cash provided by financing activities	3,332,257

Net increase in cash and cash equivalents	-
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$-

Supplemental Information:
Interest paid	$-
Income taxes paid	-

Non-cash financing and investing activities:
Issuance of common stock for stock subscription receivables	$38,000

See accompanying notes to financial statements.

ROUNDERS LTD. AND THE GAME INTERNATIONAL TCI, LTD.
Notes to Financial Statements

NOTE 1—Accounting Policies

 Basis of presentation and organization

The financial statements include the accounts of Rounders Ltd. (“Rounders”), a Turks and Caicos Islands company incorporated pursuant to the Companies Ordinance 1981 as a Limited Liability Company on April 4, 2006, and The Game International TCI, Ltd. (“The Game”). The Game was incorporated pursuant to the Companies Ordinance 1981 in the Turks and Caicos Islands as a Limited Liability Company on April 11, 2006. These statements are prepared on a combined basis due to the inter-relationship of the operations, and the companies are collectively referred to herein as (“the Company”). The continuing operations of the Company will principally be those of Rounders. Subsequent to December 31, 2006, the companies were acquired by Syzygy Entertainment, Ltd. as discussed in note 8. Rounders mailing address is The Graceway House, Unit 300, Leeward Highway, Providenciales, Turks and Caicos Islands, BWI.

Cash and cash equivalents

The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Deposits with agents

A provision of their gaming licenses does not allow the Company to maintain a cash account. Accordingly, Rounders has arrangements with four agents to collect revenues and process payments.

Revenue recognition

Revenue from product sales is recognized when the related goods are shipped or delivered and all significant obligations have been satisfied. Revenue from services is recognized when the services are performed.

Income taxes

The Turks and Caicos Islands do not have any income tax. Accordingly, no deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of SFAS No. 109, “Accounting for Income Taxes.” A valuation allowance would be recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such assets will be realized.

Earnings (loss) per common share

Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, “Earnings per Share” (“SFAS No. 128”), which established new standards for computing and presenting earnings per share. SFAS No. 128 requires Rounders to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding. At December 31, 2006 all exercisable common stock equivalents (convertible debentures) were anti-dilutive and are not included in the earnings (loss) per share calculations. Accordingly, basic and diluted earnings per share are the same for all periods presented.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements

Accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets (three to five years) for furniture, fixtures and equipment and ten years for leasehold improvements. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Fair value determination

Financial instruments consist of cash, deposits with agents, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Advertising costs

Rounders expenses advertising costs as incurred. Rounders recorded advertising and promotion costs of $1,604,478 for the year ended December 31, 2006.

NOTE 2—Nature of business

The Company

Rounders, Ltd and its affiliated event promoter, The Game International TCI, Ltd. have been placed in a position to work with a native island associate with the goal of attracting a hotel/gaming and poker room development to the islands. Rounders has identified an appropriately sized site located in the Grace Bay resort district that is suitable for a gaming operation. To date, Rounders has opened “The Players’ Club”, an up-market licensed gaming, bar and slot parlor business on the growing tourist based island of Providenciales (known as “Provo”). The Players Club had its grand opening on December 9, 2006 by hosting a black tie affair with an exclusive invitation list.

The Island Opportunity

The Turks & Caicos Islands (TCI) lies at the southern tip of the Bahamas, just 75 minutes by air or 575 miles Southeast of Miami, and covers 193 square miles of the Atlantic Ocean. The Turks and Caicos Islands enjoy excellent air services from the US, Canada, Europe and the Caribbean, as well as reliable domestic services throughout the island chain. This accessibility combined with its close location to the US along with the fact that the Turks and Caicos Islands has the third largest coral reef system in the world, has led to the development of a very stable, growing, and profitable tourism industry over the last two decades.

Initially focusing on the diving industry, the island now encompasses both family beach vacations and increasing supplies a higher end product that caters to the discerning traveler seeking luxury accommodations. With a proliferation of upscale boutique resorts catering to this requirement, along with some of the best tropical beaches in the world, this steady incline in tourism and increasing accessibility has boosted property development in Turks & Caicos to an unprecedented scale.

The island currently does not have an operating casino, and there is recognition within the Government of a need to broaden the leisure and entertainment options for the visitor to the island, and that casino-style activities represent an important amenity necessary to enhance Turks & Caicos Islands reputation as a premium “must visit” destination. To this extent, Rounders Ltd has been placed in a position to work with a “belonger” (a native islander) associate with the goal of attracting a hotel/gaming and poker room development to the islands. Rounders Ltd., together with its partners and affiliated companies, has identified an appropriately sized site located in the Grace Bay resort district that would be suitable for a Hotel and Gaming operation.

The Johnny Chan TCI Invitational Poker Event

In advance of this proposed hotel/gaming development that would carry a branded poker room and as an introduction to poker tournaments on the island, an affiliated event promoter, The Game planned the Johnny Chan TCI Invitational Poker Tournament, which was held in the Turks & Caicos Islands on September 9-16, 2006. The field included three World Series of Poker (“WSOP”) champions, as seen on ESPN, Carlos “The Matador” Mortenson, Johnny Chan, and the most recent champion, crowned on August 11, 2006, Jamie Gold. Mr. Gold won a record 12 Million dollars in this years WSOP event. Other pro players included international names such as David “Devil Fish” Ulliot, Bob “The Butcher” Clark, Jeff Madsen, Bodog player David Williams, Amir Vahedi, Ian Frazer and a host of local players, with Jac Arama, Ashley Hayes and Michael Greco flying in from the UK for the Tournament. The eventual winner was the 2001 World Series of Poker champion, Carlos “The Matador” Mortenson.

The Players Club

Rounders, Ltd, with the assistance of Carib Gaming, Provo’s largest provider of slot route activities, has opened “The Players’ Club”, an up-market, licensed, gaming, bar and slot parlor business on the growing tourist based island of Providenciales (known as “Provo”). Provo, while having visitor numbers in the region of 160,000 tourists a year, does not have a licensed casino operating at this time, and adult recreational nightlife on island for tourists is limited to bars and restaurants.

Located in the newly opened 45 suite Queen Angel Resort, a top of the line gaming and poker facility has been completed and acted as the host site of the 2006 Johnny Chan TCI Invitational Poker Tournament. This facility has been outfitted with approximately 80 gaming machines providing 150 player seats, and the experience of playing games of chance as Texas Hold Em’, Black Jack, Roulette, slots and a variety of other card and dice games. The Players Club provides a gaming experience in the environment of a fully staffed and operational bar.

The Players Club had its grand opening on December 9, 2006 hosting a black tie reception with an exclusive invitation list and had nearly 500 guests in attendance. The Players Club is fully outfitted and operational with attainable expectations based on the first few days of gaming.

75 Slot License

Rounders has recently purchased an additional slot route gaming license in the Turks and Caicos. This license was provides for up to 75 slot machines with no more than 25 in any one location. Although the license does not specify which island it is specifically designated for, management believes it can be used on Provo or Grand Turk. Rounders intends to develop a lower scale facility to utilize this license.

Licensing for Slot Parlor, 100 Machines for 5 Islands

Rounders has petitioned, and the government has accepted, an application for Rounders to possess a license that would entitle the company to have 100 gaming machines on Provo, Grand Turk, North, South, and Middle Caicos.

Grand Turk, a New Facility

Recently, Rounders has initiated a letter of intent that would allow for the development, build out, and operation of a facility, similar to The Players Club, on the fast growing island, and capital of the Turks and Caicos Grand Turk. By partnering with the owners and developers of a newly opened, first class, Caribbean restaurant, located literally where the Carnival Cruise Ships signature blue beach chairs conclude, this restaurant property begins. Initially, the facility would hold up to 20 machines during the construction of a new building to host the remaining machines. Grand Turk is the capital of the island and hosts all the government operations and most of its facilities. A mere 3,800 residents call Grand Turk home, and for the most part, it has been a “sleepy” little island stretching just 14 miles from north to south. Government officials expect the cruise ship dock to bring an additional 400,000 tourists to the island each year.

Carnival Corp, the parent company of 12 cruise lines, invested $50 Million dollars into a cruise ship boat dock, a 13 acre day use resort, featuring the largest Jimmy Buffet Margaritaville themed restaurant in the Caribbean. The newly opened dock can hold two cruise ships at one time. In addition, Carnival provided start up money to local shore excursion companies to help support tourist related activities including tour vehicles, horse back rides, snorkeling, diving, sightseeing, and many other events. Currently, there are approximately 2 cruise ships per week coming into port, carrying up to 3,400 passengers and 1,800 crew members for the larger ships. At the height of the coming tourist and cruise season, the Grand Turk port is expected to have one cruise ship per day coming into port.

Go Big or Go Home International Poker Tournament

In October 2006, Rounders signed a contract to host the 2007 Go Big or Go Home International Poker Party. The scheduled dates are October 15 - 20, 2007. Go Big or Go Home features top branded international poker stars and some celebrities, who will all be diverging onto Provo and into the Players Club. The sponsorship agreement includes an upfront fee of $100,000 and 30% of the net earnings from the event.

On top of the sponsorship and profit share, this event will attract additional traffic to the island, and most importantly, traffic and recognition to The Players Club. A strange but true fact is when a poker player gets beat out of the tournament, the first thing they want to do is go play more poker. The Players Club will be able to reap the benefits of the “cash games” that pop up during and after the tournament, as well as, attract players to the other games of chance located in the building..

Grant of Poker License - Request for Exclusivity

Recently, Rounders has been granted a one of a kind poker license for the Turks and Caicos. Government recognized, by the public relations success of the Johnny Chan Invitational and the warm reception to the opening of The Players Club, that poker can be marketed as an internationally branded tourist destination event. With this recent license, Rounders plans to host up to four internationally developed poker tournaments per annum.

In addition to Go Big or Go Home, management is working with officials from the World Poker Tour to host a fall event on the island. In September, Rounders expects to host a similar event to the Johnny Chan, except branded more towards The Players Club. Because of the favorable location and island appeal, the European Poker Tour would be a suitable partner for the fourth event. The Johnny Chan tournament aroused significant interest and featured many players from Europe.

Jack McClelland Poker Management Agreement

Rounders has recently entered into an agreement with world renowned poker expert, Jack McClelland. Jack has over twenty five years experience in poker and is currently the tournament director and poker room host at the Bellagio Las Vegas but prior to this he was at The World Series of Poker with Jack Binion for fifteen years and the Director for the Commerce Casino in Los Angeles for nine years. Other Las Vegas tournaments include The Grand Prix of Poker (Golden Nugget), Super Bowl of Poker (Caesars Palace), Queens Poker Classic (Four Queens) and Knights of the Round Table (Tropicana). Jack is also in the Poker Dealer Hall of Fame.

In pursuit of attracting international players and sponsors, management found it necessary to seek out and retain the world’s best poker tournament manager. Jack is a perfect fit. He will oversee all aspects of the set up, operation, and management of the events on island. Jack will also retain, for the benefit of the company, the required and trained dealers, poker room managers, and appropriate staff to host a seamlessly smooth tournament.

Other Slot Route Opportunities

Rounders is exploring and evaluating other potential opportunities, both in the United States, Caribbean, Bermuda and Central America.

NOTE 3—Property and equipment

Property and equipment at December 31, 2006, consisted of the following:

Leasehold improvements	$318,439
Furniture and equipment	413,671
Automobile	23,606

755,416
Accumulated depreciation and amortization	(13,409)

$742,007

NOTE 4—Convertible promissory note

The Company issued a convertible promissory note on December 18, 2006, in the amount of $200,000. The note bears interest at 8% per annum; is due in 30 days with provisions for extension; and the unpaid principal and accrued interest can be converted into Rounders common stock at the rate of $1 per share. The convertible promissory note was converted into a convertible debenture in January 2007.

NOTE 5—Convertible debentures

Convertible debentures at December 31, 2006, consist of 8% subordinated debentures due December 31, 2007, with a face value of $500,000. The debentures are subordinated to all accounts payable of the Company incurred in the ordinary course of business and/or all bank debt of the Company.

The holder of the debenture is entitled, at its option, to convert within 30 days of receiving written notice from the Company, the principal amount plus any accrued interest into shares of the Company’s common stock if the Company raises capital through an Initial Public Offering of its securities, or into common shares of a public company that acquires the Company, at a conversion price equal to the per share price of the Initial Public Offering Price or the initial offering price per share of the first private placement completed by the publicly-traded company after its acquisition of the Company.

NOTE 6—Advances from stockholders

As of December 31, 2006, the Companies had received non-interest bearing advances from shareholders in the amount of $167,257.

NOTE 7—Commitments and contingencies

The Company has entered into one lease agreement for The Players’ Club which requires monthly rental of $11,000 beginning August 1, 2006 for two years and monthly rental of $13,000 for the following three years. There is an option for years six through ten at a rate which is the greater of $15,000 per month or the then current market rent for similar premises in a similar location. The future minimum obligation under operating leases having a non-cancelable term in excess of one year as of December 31, 2006, is as follows: 2007 - $132,000; 2008 - $142,000; 2009 - 156,000; 2010 - $156,000; and 2011 - $104,000.

NOTE 8—Going concern

At December 31, 2006, the Company has a significant working capital deficit of $748,502. The major components of the working capital deficit include: $500,000 in 8% convertible debentures, $167,257 in advances from stockholders, $200,000 in convertible promissory note payable and $76,342 in accounts payable. The principal current assets include $174,730 in deposits with agents and $27,237 in prepaid rent. The Company has not developed a revenue source which is sufficient to meet its obligations currently due within the next 12 months. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The Company plans on raising additional funds through issuance of its 8% convertible debentures and ultimately through private placements of its common stock. If the Company is (i) unable to develop or acquire a business or improve its operating cash flows, (ii) unsuccessful in selling its 8% convertible debentures, or (iii) unable to raise additional funds through private placement sales of its common stock, then the Company may be unable to continue as a going concern. There can be no assurance that additional financing will be available when needed or, if available, that it will be on terms favorable to the Company and its stockholders. If the Company is not successful in generating sufficient cash flows from operations, or in raising additional capital when required in sufficient amounts and on terms acceptable to the Company, these failures would have a material adverse effect on the Company’s business, results of operations and financial condition. If additional funds are raised through the issuance of equity securities, the percentage ownership of the Company’s current shareholders would be diluted. These financial statements do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 9—Subsequent events

On February 7, 2007, the Company entered into an agreement to be acquired by Syzygy Entertainment, Ltd. (“Syzygy”), a Nevada corporation. The shareholders of the Company will receive 30,000,000 shares of Syzygy in the transaction which will result in the shareholders of Rounders owning approximately 78% of Syzygy. The transaction will be accounted for as a reverse acquisition with the historical statements prior to the effective date being Rounders.

Subsequent to year end, Rounders has received additional advances from shareholders totaling $407,766.

On February 20, 2007, Rounders entered into a Memorandum of Understanding with Carib Gaming, Ltd., a Turks and Caicos gaming provider, to acquire the profit participation in The Players Club from Carib Gaming, in exchange for common stock in Syzygy Entertainment, Ltd. Carib Gaming will continue to provide expertise, advice, and support for The Players Club.

The $200,000 convertible promissory note was exchanged for a $200,000 debenture in January 2007.